  Exhibit 10.1

LOAN AGREEMENT

Between

DLORAH, INC.

And

CENTER FOR EXCELLENCE IN

HIGHER EDUCATION, INC.

Dated May 10, 2019

LOAN AGREEMENT

This Loan Agreement (“Agreement”) is dated May 10, 2019, and is by and between DLORAH, INC. d/b/a NATIONAL AMERICAN UNIVERSITY, a South Dakota corporation (“Borrower”), and CENTER FOR EXCELLENCE IN HIGHER EDUCATION, INC., an Indiana non-profit corporation (“Lender”).

WITNESSETH:

WHEREAS, as of the date hereof, Borrower has requested from Lender a term loan in an original principal amount not to exceed Eight Million Five Hundred Thousand and No/100 Dollars ($8,500,000.00) (the “Loan”);

WHEREAS, Lender is willing to make the Loan to Borrower upon the following terms and conditions; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged by the parties, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

The terms defined in this Article I (except as otherwise expressly provided elsewhere in this Agreement) shall have the following meanings for purposes of this Agreement:

Account Control Agreement. The term “Account Control Agreement” shall mean the Account Control Agreement between Borrower and Lender date May 10, 2019, executed to grant a perfected security interest in the Letter of Credit Collateral Account, to secure the repayment of the Indebtedness.

Aircraft and Engine Security Agreement. The term “Aircraft and Engine Security Agreement” shall mean the Aircraft and Engine Security Agreement between Borrower and Lender made May 10, 2019, executed to grant a perfected security interest in two Eclipse 500s aircraft with FAA Registry numbers N61DT and N55BX, to secure the repayment of the Indebtedness.

Bank. The term “Bank” shall mean Black Hills Community Bank, N.A., or such other bank that issues the Letter of Credit.

Business Day. The term “Business Day” shall mean any day other than a Saturday, Sunday, legal holiday or other day upon which banks in the State of South Dakota are closed to business generally.

Change in Control. The term “Change in Control” shall mean any change (by way of transfers of stock) in any shareholder that directly or indirectly controls the day to day operations and management of Borrower or owns a controlling interest in Borrower, provided, any transfers for internal organizational or personal tax or estate purpose will be permitted as long as Borrower gives Lender prior written notice of same.

Closing Date. The term “Closing Date” means the effective date of this Agreement, the Note, the Account Control Agreement, and other documents evidencing the Loan and the real estate subject to the mortgage.

Collateral. The term “Collateral” shall mean collectively each and every item of security for the payment of the Indebtedness to Lender whether now or at any time granted or delivered, whether real or personal, as described in the Account Control Agreement, the Aircraft and Engine Security Agreement, and the Partnership Security Agreement. At no time will the Collateral include any accounts containing federal student financial aid funds of the U.S. Department of Education, or any other student financial aid funds advanced to Borrower by any other federal or state governmental entity, in each case where such funds are possessed by Borrower solely in a fiduciary capacity pending subsequent disbursement to Borrower or to eligible students in accordance with applicable law.

Default. The term “Default” shall mean any event, which together with any lapse of time or giving of any notice, or both, would constitute an Event of Default.

Default Rate. The term “Default Rate” shall mean the rate of interest equal to ten percent per annum (10%).

Dougherty. The term “Dougherty” means Dougherty Mortgage LLC, a Delaware limited liability company.

Event of Default. The term “Event of Default” shall mean the occurrence of any of the events specified in Section 7.1 of this Agreement.

Financial Statements. The term “Financial Statements” shall mean such balance sheets, profit and loss statements, reconciliations of capital and surplus, changes in financial condition, schedules of sources and application of funds, and other financial information of Borrower as shall be reasonably required by Lender, from time to time, which statements, if reasonably required by Lender, shall be certified to by an independent certified public accountant.

Financing Statements. The term “Financing Statements” shall mean the Form UCC-1 or nonconforming financial statements prepared to perfect security interests to secure the Loan to be filed with the appropriate offices for the perfection of a security interest in any personalty or fixtures pledge to secure the Loan.

GAAP. The term “GAAP” shall mean generally accepted accounting principles applied on a consistent basis as set forth in the opinions of the Accounting Principles Board of American Institute of Certified Public Accountants and/or statements of the Financial Accounting Standards Board and/or in such other statements by such other entity as Lender may approve.

Indebtedness. The term “Indebtedness” shall mean and include any and all: (i) indebtedness, obligations and liabilities of Borrower to Lender now in existence and which may be incurred or purportedly incurred hereafter under or pursuant to the terms of this Agreement, including such amounts as may be evidenced by the Note and all lawful interest and other charges and all court costs, reasonable attorney’s fees and other collection costs incurred with respect thereto; (ii) costs and expenses paid or incurred by Lender in enforcing or attempting to enforce collection of the foregoing and in enforcing or realizing upon or attempting to enforce or realize upon any Collateral or security therefor, including interest on all sums so expended by Lender from the date of such expenditure at an annual rate equal to the Default Rate; and (iii) sums expended by Lender in curing any Event of Default under the terms of this Agreement or any security agreement or other writing evidencing or securing the payment of the Note or other debt secured hereby together with interest on the amount of each such expenditure from the date thereof at an annual rate equal to the Default Rate.

Interest Rate. The term “Interest Rate” shall mean:

(1)
7% per annum, until the scheduled Maturity Date.

(2)
on and after Maturity Date, the Default Rate.

Intercreditor Agreement. The term “Intercreditor Agreement” shall mean that certain Intercreditor Agreement entered into by and between Borrower, Lender, and Bank, which agreement memorializes the agreements among the parties that the Lender have a Lien on the Letter of Credit Collateral Account but such Lien shall be subordinate in all respects to the Letter of Credit Obligations and all other indebtedness of Borrower with Bank.

Interest Expense. The term “Interest Expense” means, for any period and as to any Person, the Person’s interest expense determined in conformity with GAAP.

Laws. The term “Laws” shall mean all statutes, laws, ordinances, regulations, orders, writs, injunctions, decrees of the United States, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any Tribunal.

Letter of Credit. The term “Letter of Credit” shall mean a letter of credit issued for the benefit of the United States Department of Education in the amount of Seven Million Three Hundred Thirty Thousand Five Hundred Fifty-Seven Dollars ($7,330,557.00).

Letter of Credit Obligations. The term “Letter of Credit Obligations” shall mean the obligation of the Borrower to Bank pursuant to the business loan agreement and related documents executed by the Borrower to obtain the Letter of Credit.

Letter of Credit Collateral Account. The term “Letter of Credit Collateral Account” shall mean CD Account Number 210294 with Bank with an approximate balance of $7,375,000 or cash equivalent proceeds deposited by Borrower, upon which Lender maintains a valid security interest or control.

              Lien. The term “Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction.

Loan. The term “Loan” is defined in the recitals of this Agreement.

Loan Documents. The term “Loan Documents” shall mean this Agreement, the Note, the Account Control Agreement, the Mortgage, the Absolute Assignment of Leases and Rents, Aircraft and Engine Security Agreement, Partnership Security Agreement, the Financing Statement, the Intercreditor Agreement, and all other documents, instruments and certificates to be executed by Borrower evidencing or securing the Indebtedness pursuant to the terms of this Agreement.

Material Adverse Effect. The term “Material Adverse Effect” shall mean any set of circumstances or events which (i) prevents or will prevent Borrower from materially performing its obligations (including, without limitation, payment obligations hereunder) under the Loan Documents; or (ii) will cause an Event of Default.

Maturity Date. The term “Maturity Date” shall mean May 31, 2020.

Mortgage. The term “Mortgage” shall mean the Real Estate Mortgage – 180 Day Redemption of even date herewith by Borrower, as mortgagor, to Lender, as mortgagee, recorded or to be recorded in the official real estate records of Pennington County, South Dakota.

Mortgage Proceeds Account. The term “Mortgage Proceeds Account” shall mean the total net cash proceeds of a loan made to Borrower or a wholly owned Subsidiary by Dougherty secured by certain real estate of Borrower, on which Mortgage Proceeds Account Lender shall have a first priority Lien to secure the repayment of the Indebtedness.

Note. The term “Note” shall mean the Promissory Note of even date herewith, by Borrower to Lender, as further described in Section 2.2 of this Agreement, together with each and every extension, renewal, modification, substitution, replacement and change in form thereof which may be made from time to time.

 Obligations. The term “Obligations” shall mean the Loan and all other indebtedness, obligations and other liabilities of the Borrower of any kind and description owing to the Lender pursuant to the provisions of this Agreement, the Note, or any of the other Loan Documents, howsoever evidenced or acquired, whether now existing or hereafter arising, due or not due, absolute or contingent, liquidated or unliquidated, direct or indirect, express or implied, whether old individually or jointly with others, together with all renewals, extensions, modifications or refinancings thereof.

Partnership Security Agreement. The term “Partnership Security Agreement” shall mean the Partnership Security Agreement between Borrower and Lender made May 10, 2019, executed to grant a perfected security interest in the Partnership Interest, to secure the repayment of the Indebtedness.

Partnership Interest. The term “Partnership Interest” shall have the meaning set for in Section 4.22.

 Permitted Distributions. The term “Permitted Distributions” means for any period, all distributions, dividends or other payments (including payments in the nature of fees, commissions, salary, bonuses or other compensation) actually paid to any shareholder of the Borrower to provide funds to such shareholder to pay taxes that are incurred because of such shareholder’s ownership interest in the Borrower or to pay shareholder’s expenses that are incurred related to shareholder’s status as a publicly traded company.

Person. The term “Person” shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, and a government or any department, agency or political subdivision thereof.

Plan. The term “Plan” shall mean an employee pension benefit plan covered by Title IV of ERISA, including any multiple employer plan as defined in Section 4001(a)(3) of ERISA.

Subsidiary. The term “Subsidiary” shall mean, as to any Person (1) a corporation, limited liability company or other entity of which shares of stock or other ownership interest having ordinary voting power (other than stock having such power only by reason of the occurrence of a contingency) to elect a majority of the Board of Directors or other managers thereof are at the time owned, for the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such person, or (2) a partnership in which such person is a general partner or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries or both, by such Person.

Taxes. The term “Taxes” shall mean all taxes, assessments, fees, or other charges or levies, including any penalties and interest, from time to time or at any time imposed by any Laws.

Tribunal. The term “Tribunal” shall mean any municipal, state, commonwealth, federal, foreign, territorial or other sovereign, governmental entity, governmental department, court, commission, board, bureau, agency or instrumentality.

ARTICLE II
TERMS AND CONDITIONS OF LOAN

2.1           Loan. Lender agrees to make the Loan to Borrower in accordance with the terms and conditions of this Agreement. The purpose of the Loan is to provide a source of cash collateral to Borrower to obtain the Letter of Credit and discharge a judgement lien on real estate owned by Borrower.

2.2           Note. On the Closing Date, Borrower shall execute and deliver to Lender the Note, which shall be in the principal amount of the Loan, shall bear interest at the Interest Rate, shall be payable in consecutive monthly payments of interest only as set forth in the Note, and shall mature on the Maturity Date.

2.3           Method of Payment. Borrower shall make each payment under this Agreement and under the Note not later than 11:00 a.m. (mountain time) on the date when due in lawful money of the United States of America to the Lender at 4021 South 700 East, Suite 400, Salt Lake City, UT 84107 in immediately available funds. Whenever any payment to be made under this Agreement or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of interest.

2.4           Conditions Precedent to Loan. The obligation of Lender to make the Loan is subject to satisfaction by Borrower, at Borrower’s expense, of the following conditions on or before the Closing Date, unless the date for the satisfaction of such conditions is expressly extended by Lender:

(a)
Loan Origination Fee. Borrower shall have made, and Lender shall have received payment in immediately available funds: a) in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) for the loan origination fee; and b) an amount equal to Lender’s attorney’s fees reasonably incurred in connection with the Loan as of the Closing Date.

(b)
No Default. There shall exist no Event of Default on the Closing Date.

(c)
Representations and Warranties. The representations, warranties and covenants set forth in the Loan Documents shall be true and correct on and as of the Closing Date.

(d)
Loan Documents. Borrower shall have delivered the Note and the other Loan Documents to Lender dated as of the Closing Date, properly executed with all blanks properly completed and, where appropriate, acknowledged by a Notary Public.

(e)
UCC Search. Borrower shall have provided to Lender, prior to the Closing Date the results of a Uniform Commercial Code search request under Borrower’s names.

(f)
Insurance. Borrower shall provide or cause to be provided to Lender copies of all insurance policies in effect for Borrower, and such insurance policies shall be deemed acceptable by Lender. Should Lender request, Borrower shall deliver to Lender such documentation as Lender may require evidencing that such insurance policies are in full force and effect. Such insurance policies shall not be canceled without thirty (30) days written notice to Lender.

(g)
Financial Statements. Borrower shall have delivered to Lender Financial Statements from Borrower dated within thirty (30) days of the Closing Date which will be true, correct, and complete in all material respects and will fully and accurately present the financial condition of Borrower as of the dates specified therein. Such financial condition, as reported therein, will be substantially equal to the financial condition of Borrower as evidenced by any and all Financial Statements submitted to Lender on or about the time Borrower made application for the Loan.

(h)
Other Documents and Assurances. Borrower’s execution and delivery of the Aircraft and Engine Security Agreement.

2.5           Credit Investigation. Borrower represents and warrants to Lender that all information supplied to Lender is accurate and complete in all material respects. Borrower hereby authorizes Lender to review its creditworthiness and agrees to provide information to Lender for this purpose during the term of the Loan and after the Loan is closed so long as funds are due Lender. Borrower hereby agrees to notify Lender immediately in writing of any Material Adverse Effect during the term of this Loan.

2.6           Application of Funds. Borrower shall produce, upon Lender’s request, documentary evidence reflecting expenditures of the proceeds of the Loan.

2.7           Payment - Application to Loan. All amounts payable to Lender for the credit of Borrower shall be applied first in payment of accrued interest with the balance to be applied against principal.

ARTICLE III
DISBURSEMENT OF FUNDS

3.1           Disbursements. Upon Lender being satisfied that all security interests granted pursuant to the Loan Documents have been properly approved, executed, assigned and perfected, and Borrower’s compliance with the terms herein, Lender shall disburse Loan proceeds upon a request for advance from Borrower.

3.2           Defense Costs. Lender shall have the right to commence, appear in or defend any action or legal proceeding purported to affect the rights, duties or liabilities of the parties hereto, and may incur reasonable costs or expenses in connection therewith, including by way of illustration, but not limitation, reasonable attorney’s fees, reasonable engineer’s, surveyor’s and architect’s fees, fees of expert witnesses, deposition and trial transcript copies and costs of court. Borrower shall pay such expenses incurred by Lender.

ARTICLE IV
AFFIRMATIVE COVENANTS

Borrower covenants and agrees with Lender that until payment in full of all Indebtedness and the performance of all other obligations of Borrower:

4.1           Payment of Taxes. Borrower will pay and discharge or cause to be paid and discharged all lawful Taxes imposed upon Borrower or the Collateral before the same shall be in default; provided, however, Borrower will not be required to pay and discharge or to cause to be paid or discharged any such Taxes, so long as the validity thereof shall be contested in good faith by appropriate proceedings, and adequate book reserves shall be established with respect thereto.

4.2.           Maintenance of Existence. Borrower will do all things necessary to preserve and keep in full force and effect Borrower’s rights and franchises, and to keep Borrower in good standing as a corporation, with the South Dakota Secretary of State, and continue to conduct and operate Borrower’s businesses substantially as conducted and operated during the present and preceding fiscal years subject only to changes in the ordinary course of business, and no liquidating distributions shall be made until payment in full of the Indebtedness.

4.3           Preservation of Property. Borrower will maintain, preserve and protect and keep all properties which are material to the conduct of its business in good repair and operating condition and will from time to time make all needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times in all material respects.

4.7           Insurance.

(a)           Borrower will maintain, with financially sound and reputable insurance companies, such policies of insurance (including property/casualty, liability, professional liability and business interruption coverages) with respect to its assets, properties and business, against such risks, hazards and liabilities, of such types and in such amounts, and with such deductibles or self-insured retentions, as are customarily maintained by entities in the same or similar businesses similarly situated.

(b)           Borrower shall furnish to Lender at any time upon Lender’s reasonable written request, (1) full information as to such insurance carried, including the amounts of all self-insurance reserves of the Borrower, and (2) certificates of insurance from the insurance companies and certified copies of such insurance policies.

4.8           Compliance with Applicable Laws. Borrower will comply with the requirements of all applicable Laws and orders of any Tribunal and obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, in each case to the extent necessary to avoid a Material Adverse Effect.

4.9           Financial Statements and Reports. Borrower shall maintain a standard system of accounting in accordance with GAAP. And:

(a)           Borrower shall provide to Lender annually, within one hundred twenty (120) days following the end of each fiscal year, audited Financial Statements.

(b)           Borrower shall provide to Lender monthly, within sixty (60) days following the end of each month, internally prepared interim Financial Statements.

(c)           Borrower shall provide, within thirty (30) days of filing, true, correct, and complete copies of all tax returns.

4.10           Notice of Default. Immediately upon the happening of an Event of Default, or any default under any other material loan or financing or security agreement, Borrower will give Lender written notice specifying the nature and period of existence and what action Borrower is taking and proposes to take.

4.11           Notice of Litigation. Immediately upon becoming aware of the existence of any action, suit or proceeding at law or in equity before any Tribunal, an adverse outcome in which would materially impair the right of Borrower to carry on its business substantially as now conducted, or would materially and adversely affect Borrower’s condition (financial or otherwise), to pay the Note, Borrower will give Lender a written notice specifying the nature and what action Borrower is taking and proposes to take.

4.12           Requested Information. With reasonable promptness, but no more than ten (10) days after requested by Lender, Borrower will give Lender such information as from time to time may be reasonably requested by Lender.

4.13           Inspection. Borrower will permit any representative of Lender to visit and inspect any of the properties of Borrower, to examine all books of account, records, reports and other papers relating to the Collateral, to make copies and extracts thereof, and to discuss their business affairs, finances and accounts with its officers and employees at all reasonable times and as often as may be reasonably requested to, among other things, enable Lender to conduct annual field audits of Borrower. The scope and nature of any such inspection must in each instance be reasonable.

4.14           Other Liens. Other than the Lien of the Bank on the Letter of Credit Collateral Account, Borrower will incur no obligation which would be a Lien on the Collateral in addition to the Lien of the Account Control Agreement, and Borrower will pay and discharge all other Liens against the Collateral either from proceeds of the Loan or from Borrower’s own funds, provided that Borrower may contest in good faith any Lien if Lender is adequately secured by security in an amount and form acceptable to Lender.

4.15           INTENTIONALLY LEFT BLANK

4.16           Cross Collateralization. All parties hereto hereby expressly acknowledge and agree that Liens on the Collateral created by the Loan Documents shall also secure any and all extensions, renewals, modifications, replacements, substitutions or rearrangements of or for the Note, and any and all other future, additional or other indebtedness of Borrower to Lender whatsoever, whether now existing or hereafter arising at any time prior to the satisfaction of record of the Lien created by the Loan Documents, and whether or not represented by any note or notes, or any guaranty, endorsement or contract of suretyship, or secured by any other security, and whether or not such additional or other indebtedness is for purposes related or unrelated to the purposes for which the Loan evidenced by the Note is made, and whether Borrower’s obligations and/or indebtedness to Lender be as a maker, principal, endorser, surety, guarantor, or otherwise, joint or several, due or to become due, absolute or contingent, direct or indirect, liquidated or unliquidated, and whether created or arising by way of a loan, future advance, acceptance, overdraft, open account or any other extension of credit of whatsoever kind or nature, including without limitation, all amounts owing by such prior, concurrent and additional indebtedness of any of Borrower:

4.17           Mortgage Loan. If Borrower obtains a loan from Dougherty secured by all or a portion of the real estate subject to the Mortgage (the “Subsequent Mortgage Loan”), Lender will promptly release the Mortgage or subordinate the Mortgage to the Lien of Dougherty’s mortgage, upon Borrower’s satisfaction of the following conditions on or before the closing date of the Subsequent Mortgage Loan:

(a)
There shall exist no Event of Default on the Subsequent Mortgage Loan closing date.

(b)
The proceeds of the Subsequent Mortgage Loan are deposited into the Mortgage Proceeds Account upon which Lender has a valid perfected security interest or control.

(c)
Borrower has executed and delivered any documents Lender reasonably deems necessary for Lender to have a first priority security interest on the Subsequent Mortgage Loan proceeds including, but not limited to, an account control agreement.

(d)
Borrower has delivered to Lender and obtained Lender’s approval of a plan, which approval will not be unreasonably withheld, conditioned, or delayed, for the sale of real estate owned by Borrower. The plan must provide for the closing of real estate sale transactions of not less than $7,500,000 on or before May 31, 2020.

(e)
For the avoidance of doubt, nothing in this Section 4.17 prohibits or otherwise restricts Borrower from using the proceeds of the Subsequent Mortgage Loan to pay the Obligations.

4.18           Costs and Expenses. Borrower agrees to pay (i) all out-of-pocket expenses of Lender in connection with the preparation of this Agreement and all other Loan Documents, (ii) all recording, filing, and UCC lien search fees incurred in connection with this Agreement, Mortgages, and the other Loan Documents, (iii) all out-of-pocket expenses of Lender in connection with the preparation of any waiver or consent hereunder or any amendment or any Event of Default or alleged Event of Default hereunder, including fees and disbursements of counsel for Lender, and (iv) if an Event of Default occurs, all out-of-pocket expenses incurred by Lender, including reasonable fees and disbursements of counsel, in connection with such Event of Default in collection and other enforcement proceedings resulting therefrom.

4.19           No Change in Control. Borrower shall not permit a Change in Control without the prior written consent of Lender.

4.20           No Material Change in Business. Borrower shall not permit a material change in the primary purpose of the business of Borrower without the prior written consent of Lender.

4.21           Permitted Distributions. Borrower shall make no material cash distributions to its shareholders other than Permitted Distributions.

4.22         Partnership Interest Pledge. Borrowers agree to grant Lender a security interest in the Partnership Interest and execute and deliver the Partnership Security Agreement and any other documents required to perfect the Lender’s security interest in the Partnership Interest within 3 business days of the date of this Agreement. The term “Partnership Interest” shall mean all rights, title and interests of the Borrower as a general partner in the Partnership that Borrower can grant Lender an enforceable and perfected security interest under applicable law or to the extent that Borrower cannot grant a security interest in all of Borrower’s rights, title and interests in the Partnership pursuant to the terms of the Partnership Agreement and applicable law, “Partnership Interest” shall mean the Borrower’s rights title and interests to the extent such can be pledged to the Lender as collateral security for the payment of the Obligations.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Agreement and in consideration thereof, Borrower represents and warrants as follows:

5.1           Financial Statements. Each Financial Statement furnished to Lender pursuant to this Agreement is complete and correct and fairly presents the respective financial condition as of the dates indicated and for the periods involved and respectively shows all material liabilities, direct and contingent, of the respective parties. Since the date of the latest of the Financial Statements, there has been no Material Adverse Effect.

5.2           Litigation. Except as otherwise disclosed by Borrower, there is no action, suit, investigation or proceeding pending or, to the knowledge of Borrower, threatened against or affecting Borrower, or any properties or rights of Borrower or before any Tribunal, which involves the possibility of any final judgment or liability which may result in a Material Adverse Effect. Borrower is not in default with respect to any judgment, order, writ, injunction, decree, rule or regulation of any Tribunal.

5.3           Title to Properties; Authority. Borrower has full power, authority and legal right to own and operate the properties which it now owns, and to carry on its present lines of business and has good and marketable title to its properties and assets, subject to no Lien prohibited by this Agreement; and Borrower has full power, authority and legal right to execute and deliver and to perform and observe the provisions of this Agreement and all Loan Documents.

5.4           Conflicting Agreements and Other Matters. Except as otherwise disclosed by Borrower, Borrower knows of no material default in the performance of any obligation, covenant or condition in any agreement to which Borrower is a party or by which it is bound. Except as otherwise disclosed by Borrower, Borrower is not a party to any contract or agreement or subject to any charter or other corporate or partnership restriction which have a Material Adverse Effect. Borrower is not a party to or otherwise subject to any contract or agreement which restricts or otherwise affects the right or ability of Borrower to execute this Agreement and the Loan Documents or the performance of any of their respective terms. Neither the execution or delivery of this Agreement or any of the Loan Documents, nor fulfillment or compliance with their respective terms and provisions will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of any agreement, instrument or Law, or result in the creation of any Lien upon any of the assets of Borrower (other than as provided in the Loan Documents) or require any consent, approval, or other action by or any notice to or filing with any Tribunal.

5.5           Compliance with Applicable Laws. To the best of its knowledge and belief, Borrower is in compliance with all applicable Laws in jurisdictions in which Borrower may be doing business and will at all times maintain such compliance in the future, in each case in all material respects; provided, however, Borrower reserves the right to contest in good faith the applicability of its compliance (or non-compliance) with such Laws to the extent such contest does not create a Material Adverse Effect.

5.6           Taxes. Borrower has filed all tax returns (federal, state and local) required to be filed and has paid all Taxes.

5.7           Enforceability. The Loan Documents have been duly authorized, executed and delivered by Borrower and each party thereto and, assuming due authorization, execution and delivery by Lender, are valid and binding agreements of them and each is enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by public policy or applicable Laws and except as enforceability may be limited by application of bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally or judicial limits upon the right of specific performance. This Agreement is not in violation of any applicable usury law or any other law that may limit the amount of interest to be charged hereunder.

5.8           Hazardous Material. Borrower hereby represents and warrants that to the best knowledge of the Borrower, no other person has ever caused or permitted any Hazardous Material to be placed, held, located or disposed of, on, under or at any premises where Borrower conducts its operations, and neither the Collateral, or any part thereof has ever been used (whether by Borrower or, to the best knowledge of Borrower, by any other person) as a dump site or storage (whether permanent or temporary) site for any Hazardous Material. Borrower shall not cause or permit any Hazardous Material to be placed, held, located or disposed of, on, under or at any premises where Borrower conducts its operations or any part thereof, except as necessary in the ordinary conduct of its business, in such amounts that would not be likely to have a Material Adverse Effect. For the purposes hereof “Hazardous Material” means and includes any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act, any so-called “Superfund” or “Superlien” law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or any time hereinafter in effect. Borrower further represents and warrants that Borrower, to the best knowledge of Borrower, no other Person, has ever caused or permitted any asbestos to be located on any of the property owned or leased by Borrower. Lender shall have the right but not the obligation to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials claims and to have its reasonable attorney’s and consultant’s fees in connection therewith paid by Borrower upon demand.

Borrower shall be solely responsible for, and shall indemnify and hold harmless Lender, its directors, officers, employees, agents, successors and assigns from and against, any loss, damage, cost, expense or liability arising out of or attributable to the use, generation, storage, release, threatened release, discharge, disposal, or presence (whether prior to or during the term of the Loan) of Hazardous Materials on, under or about the any property owned or leased by Borrower (whether by Borrower or a predecessor in title or any employees, agents, contractors or subcontractors of Borrower or any predecessor in title or any third persons at any time occupying or present on such property), including, without limitation: (a) all foreseeable consequential damages; (b) all asbestos abatement costs; (c) the costs of any required or necessary repair, cleanup or detoxification of property, including the soil and ground water thereof, and the preparation and implementation of any closure, remedial or other required plans; (d) damage to any natural resources; and (e) all reasonable costs and expenses incurred by Lender in connection with clauses (a), (b), (c) and (d), including but not limited to reasonable attorney’s and consultant’s fees.

Any costs or expenses incurred by Lender for which Borrower is responsible or for which Borrower has indemnified Lender shall be paid to Lender within ten (10) days after demand, and failing prompt reimbursement, shall be added to the Indebtedness secured by the Collateral and earn interest at the Default Rate until paid in full.

The provisions of this paragraph shall survive (i) the repayment of the Note and the termination of Lender’s security interests of record; and (ii) any sale of the Collateral or Borrower’s other properties.

5.13           Employee Benefit Plans. With respect to any Plan that is subject to the requirements of ERISA: (i) the Borrower hereby represents and warrants that no fact that might constitute grounds for the involuntary termination of the Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, exists at the time of execution of this Agreement, (ii) the Borrower hereby represents and covenants that throughout the existence of the Plan, such contributions under the Plan have met and will meet the minimum funding standards required by ERISA and the Borrower has not and will not institute a distress termination of the Plan, (iii) the Borrower hereby represents and covenants that the Plan’s annual financial and actuarial statements and the Plan’s annual Form 5500 information return have been and will be timely filed with the Internal Revenue Service, and (iv) the Borrower represents and covenants that it will send to Lender a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the PBGC, at the time that such notice is so filed.

ARTICLE VI
COLLATERAL AND SECURITY FOR INDEBTEDNESS

6.1           Creation of Continuing Security Interest. To secure the payment of all Indebtedness, as and when the same shall become due and payable (whether by extension, renewal, acceleration or otherwise), Borrower shall deliver, grant and pledge to Lender a security interest in the Collateral, and in all property, rights, and replacements now or hereafter affiliated therewith, more fully described in the Mortgage, Absolute Assignment of Leases and Rents, and Account Control Agreement to be delivered to Lender.

6.2           Additional Documents or Instruments. Borrower will from time to time and as often as Lender may request execute and deliver to Lender such additional and supplemental security agreements and other reports, certificates, data and writings as Lender may request to evidence, perfect, more fully perfect or evidence or evaluate Lender’s continuing security interest in the Collateral and security referred to herein. Without limiting the generality of the foregoing, Borrower will use commercially reasonable efforts to obtain from third parties such consents, confirmations, subordinations, estoppel certificates and supplemental documents as are reasonably acceptable to Lender or its legal counsel to confirm the existence and good standing of any contracts, accounts or payments pledged or assigned to Lender as collateral for the Loan, including the undertaking of such parties to make payment to Lender of any accounts or contract payments when due.

ARTICLE VII
EVENTS OF DEFAULT

7.1           Events of Default. Occurrence of any of the following events with respect to Borrower shall, at the option of Lender and at any time without regard to any previous knowledge on the part of Lender, constitute an Event of Default under this Agreement and all Loan Documents:

(a)           The failure of Borrower to make any payment hereunder within three days of when such payment is due;

(b)           Breach, default or failure of any term, condition, covenant or warranty undertaken under this Agreement or any Loan Document; or

(c)           Filing against Borrower of a judgment or federal or state tax lien in an amount in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00) with respect to: (i) U.S. ex rel. Brian Gravely v. National American University, et al., Case No. 5:17-cv-05032-JLV; (ii) Shayanne Bowman and Jackquelynn Mortenson v. Dlorah, Inc., d/b/a National American University, et al., Case No. 1816-cv30104; or (iii) any litigation naming Borrower as a defendant and alleging claims that Borrower violated the Federal False Claims Act (31 U.S.C. § 3729 et seq.).

(d)           Material injury or destruction, by fire or otherwise, of any Collateral not adequately covered by insurance; or

(e)           Any conveyance, transfer or further encumbrance, whether voluntarily or involuntarily, of the Collateral in any way without the prior written consent of Lender or as otherwise permitted by this Agreement; or

(f)           Filing or having filed against it a petition in bankruptcy, or having a receiver or trustee appointed of its property, or filing a petition for arrangement under provisions of the Bankruptcy Code or any other Law, or making an assignment for the benefit of creditors, or being adjudicated insolvent by a Tribunal (provided Borrower shall have thirty (30) days in which to have any involuntary bankruptcy proceeding dismissed, which dismissal will reinstate the Note and Loan without further action if Borrower is not otherwise in default); or

(g)           Default in the payment of principal or of interest on any material obligation for money borrowed beyond any grace period provided with respect thereto; or

(h)           Failure to make timely payment or deposit of any material amount of tax required to be withheld by it and paid to the United States of America pursuant to the provisions of the Internal Revenue Code of 1986, as amended; or

(i)
Occurrence of a Material Adverse Effect; or

(j)           Application of any proceeds of the Loan other than exclusively as provided herein or as otherwise expressly authorized by Lender in writing; or

(k)           The occurrence of any default under any existing or future swap agreement (as defined in 11 U.S.C. § 101, as in effect from time to time) between Borrower and Lender (or any of their affiliates).

7.2           Lender’s Right to Terminate Funding. Upon the occurrence of any Event of Default and Borrower’s failure to cure such default within the period provided for in Section 7.4 hereof, Lender may, at its option, without prior notice, terminate any obligation to lend or make further advances on the Loan; provided that Lender shall give subsequent written notice of such termination. The failure to give such notice to Borrower shall not affect or limit the exercise of Lender’s rights hereunder.

7.3           Lender’s Right to Accelerate Note. Upon the occurrence of any Event of Default, Lender may, at its option, after giving notice as provided herein and after the expiration of the applicable cure period, if any, declare the principal of and interest on all Indebtedness to be immediately due and payable, without presentment, demand, protest, notice of protest, or other notice of any kind, all of which are hereby expressly waived by Borrower, except as provided herein.

7.4           Notice of Default and Opportunity to Cure. In the case of any Event of Default not involving the payment of money or not involving defaults under Sections 7.1(d), (e), or (f), Lender shall give written notice specifying the Event of Default and Borrower may cure the default within thirty (30) days thereof, provided Borrower is capable of curing the Event of Default and upon notice immediately begins to prosecute all actions necessary to cure the default, all to the reasonable satisfaction of Lender. If Lender in good faith believes Borrower is not capable of curing such default or is not reasonably satisfied Borrower is prosecuting all actions necessary to cure the default, the cure period provided above shall terminate immediately. If Borrower timely and fully cures each default within the applicable cure period, Lender agrees this Agreement, all of the Loan Documents, and the Loan will be automatically reinstated without further action by Lender or Borrower. In the event that the Loan has matured by virtue of the Maturity Date, no notice or opportunity to cure shall be required.

7.5           Remedies. If any one or more Events of Default shall occur and be continuing, Lender may, subject to the provisions of Section 7.4, proceed to protect and enforce all or any of its rights contained in this Agreement or any Loan Documents, or may proceed to enforce payment of Indebtedness due or enforce any other legal or equitable rights or exercise any other legal or equitable remedies, or cure or remedy any default by Borrower for the purpose of preserving its assets and properties. All rights, remedies or powers conferred upon Lender shall be cumulative and not exclusive of any other rights, remedies or powers available. No delay or omission to exercise any right, remedy or power, shall impair any such right, remedy or power or shall be construed to be a waiver of any Event of Default or an acquiescence therein. Any such right, remedy or power may be exercised from time to time, independently or concurrently, and as often as shall be deemed expedient. No waiver of any Event of Default shall extend to any subsequent Event of Default. No single or partial exercise of any right, remedy or power shall preclude other or further exercise thereof. Borrower covenants that if an Event of Default shall happen and be continuing, it will pay costs of court and other out-of-pocket expenses paid or incurred by Lender in collecting the amounts due pursuant to this Agreement, including reasonable attorney’s fees and costs, together with interest on amounts so expended from the respective dates of each expenditure at an annual rate equal to the Default Rate.

7.6           Interest After Default. All past due obligations of Borrower to Lender, whether principal, costs, expenses or other sums (except interest), shall bear interest at the Default Rate.

ARTICLE VIII
MISCELLANEOUS

8.1           Notices. Unless otherwise provided herein, all notices, requests, consents and demands shall be in writing and shall be mailed, postage prepaid. All notices, requests, consents and demands will be effective when delivered personally, or when mailed by certified or registered mail, postage prepaid, or when deposited with an overnight delivery service at the addresses set forth below:

If to Borrower:                                            If to Lender:
Dlorah, Inc.                                                 Center for Excellence in Higher Education
Attn: Dr. Ronald Shape, CEO                     Attn: Eric Juhlin, CEO
5301 Mount Rushmore Road                      4021 South 770 East
Rapid City, SD 57701                                 Suite 400
                                                                    Salt Lake City, UT 84107

With a copy to:                                           With a copy to:

Dlorah, Inc.                                                C. Robby Camp, Esq.
Attn: General Counsel                               Stephen T. Chema, Esq.
5301 Mount Rushmore Road                    Gombos Leyton, PC
Rapid City, SD 57701                               1350 Random Hills Road
                                                                                  Suite 400
                                                                                  Fairfax, VA 22030

8.2           Reserved.

8.3           Waivers and Consents. Borrower may take any action prohibited in this Agreement, or omit to perform any act required herein to be performed by it, upon receipt by Lender of the written request of Borrower, and receipt by Borrower of the subsequent written consent thereto by Lender.

8.4           Survival of Agreements. All covenants and agreements, made herein shall survive the execution and the delivery of this Agreement and the Loan Documents. All statements contained in any certificate or other instrument delivered by Borrower hereunder shall be deemed to constitute representations and warranties made by Borrower.

8.5           Parties In Interest. All covenants and agreements contained in this Agreement and Loan Documents shall bind and inure to the benefit of the respective successors and assigns of the parties.

8.6           Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of South Dakota. THE LOAN SECURED HEREBY HAS BEEN APPROVED IN THE STATE OF SOUTH DAKOTA OR IN ACCORDANCE WITH STANDARDS DEVELOPED IN THE STATE OF SOUTH DAKOTA.

8.7           WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS, (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. BORROWER ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO LENDER IN EXTENDING CREDIT TO BORROWER, THAT LENDER WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT BORROWER HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

Any dispute arising out of or related to the Loan shall be determined by binding arbitration in accordance with the Federal Arbitration Act. Any such arbitration proceeding shall be conducted through the American Arbitration Association in accordance with its Commercial Arbitration rules.

8.8           Legal Interest Rate. All Loan Documents between Lender and Borrower are expressly limited so that under no contingency or event whatsoever shall the use, forbearance or detention of the money advanced, or to be advanced hereunder, exceed the lawful highest rate permissible under the prevailing law. If fulfillment of any provision of any Loan Document, at the time performance of such provisions shall be due, shall involve transcending the limit of validity prescribed by statute or which a court of competent jurisdiction may deem applicable, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstances the holder of the Note shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would otherwise be excessive interest shall be applied to the reduction of the unpaid principal balance due under the Note and not to the payment of interest. This provision shall control every other provision of all agreements between Lender and Borrower with respect to the payment of interest or other charge for the use, forbearance or detention of money advanced or to be advanced hereunder.

8.9           No Reliance on Lender. The Lender is not and shall not be under obligation to Borrower, to verify the truth or accuracy of any information contained in this Agreement or any document or information provided to Lender in connection with the Loan, Lender is under no duty to disclose any information to any party regarding the suitability of borrowing the Loan. Borrower has not relied on any information provided by the Lender for any investment or borrowing decision, and Lender shall not be liable for any failure to advise, disclose or provide information to Borrower. Borrower hereby agrees to indemnify and hold Lender harmless against all claims and any loss which might arise out of claims made against Lender on account of the foregoing, including all costs and attorneys’ fees.

8.10           Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of the text hereof nor alter or otherwise affect the meaning hereof.

8.11           Severability. The unenforceability or invalidity as determined by a Tribunal of competent jurisdiction or any arbitrator duly appointed by the parties pursuant to Section 8.7 of this Agreement, of any provision or provisions of this Agreement shall not render unenforceable or invalid any other provision or provisions hereof, provided, however, if Lender determines that the finding of unenforceability or invalidity adversely affects the basic consideration of this Agreement, Lender may, at its option, terminate this Agreement.

8.12           Construction. In the event of a conflict between the terms, covenants and conditions of this Agreement and Note, the terms, covenants and conditions of the document which shall enlarge the interest of the Lender in the Collateral, afford the Lender greater financial security in the Collateral and/or assure payment of the Indebtedness in full, shall control.

8.13           Entire Agreement. This Agreement and the Loan Documents contain the entire agreement between the parties with respect to the Loan transaction contemplated herein and supersede all prior agreements or understandings between the parties relating to their subject matter. This Agreement and the Loan Documents may not be modified or amended except in writing signed by all parties.

8.14           Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (LENDER) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN A WRITING SIGNED BY US TO MODIFY IT.

8.15           U.S. Patriot Act Notification. The following notification is provided to the Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318: IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit, or other financial services product. When the Borrower opens an account, Lender will ask for Borrower’s name, taxpayer identification number, address, and other information that will allow the identification of the Borrower the Lender may also require Borrower’s legal organizational documents or other identifying documents.

(Signatures on Following Page)

IN WITNESS WHEREOF, the parties have caused this Agreement to be delivered as of the day and year first above written.

BORROWER:

DLORAH, INC., a South Dakota corporation

By:           /s/ Ronald Shape
Dr. Ronald Shape, Chief Executive Officer

LENDER:

CENTER FOR EXCELLENCE IN HIGHER EDUCATION, INC., an Indiana non-profit corporation

By:           /s/ Eric Juhlin
Eric Juhlin, Chief Executive Officer